Exhibit 99.1

Natural Health Trends Reports Third Quarter 2026 Financial Results

–	Company successfully held its 25th anniversary celebration in Hong Kong in August
–	Active Member count up, revenue steady with prior quarter
–	Operating loss narrowed 57% compared to prior quarter
–	Board of Directors authorized additional stock repurchases, with $15.8 million available

LOS ANGELES – October 28, 2026 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended September 30, 2026.

Third Quarter 2026 Financial Results

•	Revenue of $7.6 million was steady compared to the $7.6 million in the second quarter of 2026 and declined 20% compared to $9.5 million in the third quarter of 2025.

•	Operating loss was $277,000 compared to $643,000 in the second quarter of 2026 and $495,000 in the third quarter of 2025.

•

Net loss was $232,000, or $0.03 per diluted share, compared to $451,000, or $0.05 per diluted share, in the second quarter of 2026 and $431,000, or $0.04 per diluted share, in the third quarter of 2025.

•	The number of Active Members[1] was 27,040 at September 30, 2026 compared to 26,000 at June 30, 2026, 26,650 at December 31, 2025 and 28,030 at September 30, 2025.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Year-to-Date 2026 Financial Results

•	Revenue of $24.4 million decreased 19% compared to $30.0 million in the first nine months of 2025.

•	Operating loss was $1.4 million compared to $1.2 million in the first nine months of 2025.

•	Net loss was $837,000, or $0.09 per diluted share, compared to $294,000, or $0.03 per diluted share, in the first nine months of 2025.

Management Commentary

“Consumer pessimism in our largest market, regulatory uncertainty and previously reported member code of conduct matters continued to weigh on purchasing and member activity. In response, we introduced additional incentives and lower-priced packages, which accounted for most of the year-on-year revenue decline but made our products more accessible and helped support a sequential increase in our Active Member count and steady the top line at the end of the third quarter,” commented Chris Sharng, President of Natural Health Trends Corp

Mr. Sharng continued, “Our 25th anniversary celebration brought together 1,000 attendees from around the world, sharing our vision for the future and building confidence in our business and products. We also launched a new AI-powered marketing and communication app and hosted follow-up appreciation events in three key markets. We continued our restructuring efforts to protect margins and reduce costs, contributing to a 57% reduction in operating loss compared with the preceding quarter. While conditions are still challenging, we remain focused on supporting our members.”

Balance Sheet and Cash Flow

•	Net cash used in operating activities was $3.3 million in the first nine months of 2026 compared to $5.0 million in the first nine months of 2025.
•

Total cash, cash equivalents and marketable securities were $17.6 million at September 30, 2026, down from $28.9 million at December 31, 2025 primarily due to the repurchase of shares of common stock and dividends paid during the first nine months of 2026, as well as cash used in operations.

•	The Company repurchased 28,022 shares of its common stock on the open market for an aggregate purchase price of $27,000 during the third quarter of 2026 and an additional 57,269 shares for an aggregate purchase price of $56,000 in October 2026. The Company’s Board of Directors has since authorized additional share repurchases under its existing stock repurchase program, subject to market conditions and other relevant considerations.

Third Quarter 2026 Financial Results Conference Call

Management will host a conference call to discuss the third quarter 2026 financial results today, Wednesday, October 28, 2026 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, October 28, 2026
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-800-330-6730
Participant ID:	648560

For those unable to participate during the live broadcast, a replay of the call will be available on the Company's Investor Relations website at https://ir.naturalhealthtrendscorp.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Forward-looking statements in this press release include statements relating to the anticipated effect of restructuring activities, including expected operational efficiencies and cost savings resulting therefrom, statements regarding technology investments, future growth and profitability, and statements relating to future dividends, the declaration and payment of which will be at the sole discretion of the Company's Board of Directors. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 20, 2026 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (U.S.): 310-541-0888

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,818	$6,813
Marketable securities	11,767	22,060
Inventories	2,051	2,047
Other current assets	2,326	3,274
Total current assets	21,962	34,194
Property and equipment, net	542	153
Operating lease right-of-use assets	2,423	1,869
Deferred tax asset	289	289
Other assets	2,045	1,923
Total assets	$27,261	$38,428
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,206	$555
Accrued commissions	1,400	1,958
Other accrued expenses	1,188	1,438
Deferred revenue	2,995	5,574
Amounts held in eWallets	2,364	2,838
Operating lease liabilities	833	869
Other current liabilities	343	456
Total current liabilities	10,329	13,688
Deferred tax liability	178	180
Operating lease liabilities	1,751	1,131
Total liabilities	12,258	14,999
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	85,033	85,033
Accumulated deficit	(38,989)	(36,436)
Accumulated other comprehensive loss	(667)	(784)
Treasury stock, at cost	(30,387)	(24,397)
Total stockholders’ equity	15,003	23,429
Total liabilities and stockholders’ equity	$27,261	$38,428

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net sales	$7,560	$9,477	$24,369	$30,027
Cost of sales	1,954	2,490	6,139	7,880
Gross profit	5,606	6,987	18,230	22,147
Operating expenses:
Commissions expense	2,710	3,876	9,674	12,376
Selling, general and administrative expenses	3,173	3,606	9,950	10,944
Total operating expenses	5,883	7,482	19,624	23,320
Loss from operations	(277)	(495)	(1,394)	(1,173)
Other income, net	112	206	597	1,019
Loss before income taxes	(165)	(289)	(797)	(154)
Income tax expense	67	142	40	140
Net loss	$(232)	$(431)	$(837)	$(294)
Net loss per common share:
Basic	$(0.03)	$(0.04)	$(0.09)	$(0.03)
Diluted	$(0.03)	$(0.04)	$(0.09)	$(0.03)
Weighted average common shares outstanding:
Basic	8,577	11,500	9,094	11,493
Diluted	8,577	11,500	9,094	11,493

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(837)	$(294)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	68	87
Net accretion of marketable securities	(46)	(317)
Share-based compensation	—	103
Noncash lease expense	799	852
Deferred income taxes	—	139
Changes in assets and liabilities:
Inventories	(25)	1,161
Other current assets	1,037	682
Other assets	(119)	(601)
Accounts payable	619	114
Accrued commissions	(540)	(314)
Other accrued expenses	(318)	44
Deferred revenue	(2,540)	(422)
Amounts held in eWallets	(452)	(307)
Operating lease liabilities	(787)	(858)
Other current liabilities	(112)	(5,107)
Net cash used in operating activities	(3,253)	(5,038)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(447)	(63)
Purchases of marketable securities	(14,549)	(39,011)
Proceeds from maturities of marketable securities	24,800	51,619
Net cash provided by investing activities	9,804	12,545
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock	(5,898)	—
Dividends paid	(1,716)	(6,909)
Net cash used in financing activities	(7,614)	(6,909)
Effect of exchange rates on cash, cash equivalents and restricted cash	68	206
Net increase (decrease) in cash, cash equivalents and restricted cash	(995)	804
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	6,820	13,567
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$5,825	$14,371
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use assets obtained in exchange for operating lease liabilities	$1,391	$137
Direct costs incurred to repurchase common stock	$92	$—